Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in ROC Energy Acquisition Corp’s Registration Statement on Form S-4 (the “Registration Statement”) of our report dated March 31, 2023 on our audits of the consolidated financial statements of Drilling Tools International Holdings, Inc. as of December 31, 2022 and 2021. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/WEAVER AND TIDWELL, L.L.P.

Oklahoma City, Oklahoma

April 21, 2023